Exhibit 25(c)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)   ☐

The Bank of New York Mellon
(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

240 Greenwich Street New York, New York	10286
(Address of principal executive offices)	(Zip Code)

Legal Department
The Bank of New York Mellon
240 Greenwich Street
New York, NY 10286
(212) 635-1270
(Name, address and telephone number of agent for service)

BMS Ireland Capital Funding Designated Activity Company
(Exact name of obligor as specified in its charter)

Ireland	98-1887985
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Plaza 254, Blanchardstown Corporate Park 2, Dublin 15, Ireland	D15 T867
(Address of principal executive offices)	(Zip Code)

Debt Securities
and Guarantees of Debt Securities
(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGOR GUARANTORS

* The following are additional obligors that are guaranteeing the securities registered hereby:

Exact Name of Obligor Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Bristol-Myers Squibb Company	Delaware	22-0790350

(1)
The address, including zip code, and telephone number, including area code, of each additional obligor guarantor’s executive offices is Route 206 & Province Line Road, Princeton, New Jersey 08543, +1 (609) 252-4621.

Item 1.	General Information.

Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417 and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	-
A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735.)

4.	-	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 with Registration Statement No. 333-207042.)

6.	-	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-188382.)

7.	-	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 30th day of October, 2025.

THE BANK OF NEW YORK MELLON

By:	/s/ Stacey B. Poindexter
	Name:	Stacey B. Poindexter
	Title:	Vice President

EXHIBIT 7

(Page i of iii)

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 240 Greenwich Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 2025, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,631,000
Interest-bearing balances	145,342,000
Securities:
Held-to-maturity securities	48,397,000
Available-for-sale debt securities	98,422,000
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	25,359,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	35,466,000
LESS: Allowance for credit losses on loans and leases	252,000
Loans and leases held for investment, net of allowance	35,214,000
Trading assets	6,908,000
Premises and fixed assets (including right-of-use assets)	2,942,000
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	2,108,000
Direct and indirect investments in real estate ventures	0
Intangible assets	7,403,000
Other assets	21,567,000
Total assets	398,293,000
LIABILITIES

Deposits:
In domestic offices	227,667,000
Noninterest-bearing	61,793,000
Interest-bearing	165,874,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	120,459,000
Noninterest-bearing	13,646,000
Interest-bearing	106,813,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	2,593,000
Trading liabilities	3,074,000
Other borrowed money: (includes mortgage indebtedness)	5,662,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	7,921,000
Total liabilities	367,376,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	12,748,000
Retained earnings	19,211,000
Accumulated other comprehensive income	-2,177,000
Other equity capital components	0
Total bank equity capital	30,917,000
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	30,917,000
Total liabilities and equity capital	398,293,000

I, Dermot McDonogh, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Dermot McDonogh
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Robin A. Vince	Directors
Jeffrey A. Goldstein
Joseph J. Echevarria